Exhibit 99.B(d)(96)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

SSgA Funds Management, Inc.

Dated October 11, 2005, as amended January 26, 2012 and March 30, 2012

SEI INSTITUTIONAL INVESTMENTS TRUST

 Large Cap Index Fund

Extended Market Index Fund

Dynamic Asset Allocation Fund

Agreed and Accepted:

SEI Investments Management Corporation	SSgA Funds Management, Inc.

By:	By:

/s/ James Smigiel	/s/ James Ross

Name:	Name:

James Smigiel	James Ross

Title:	Title:

Vice President	President, SSgA FM

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

SSgA Funds Management, Inc.

Dated October 11, 2005, as amended January 26, 2012 and March 30, 2012

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	SSgA Funds Management, Inc.

By:	By:

/s/ James Smigiel	/s/ James Ross

Name:	Name:

James Smigiel	James Ross

Title:	Title:

Vice President	President, SSgA FM